AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 1998
                                         REGISTRATION STATEMENT NO. 333-________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                     REPUBLIC BANKING CORPORATION OF FLORIDA

          -------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  FLORIDA                              59-1318959
      -------------------------------           ----------------------
      (STATE OR OTHER JURISDICTION OF                (IRS EMPLOYER
      INCORPORATION OR ORGANIZATION)            IDENTIFICATION NUMBER)

                          2800 PONCE DE LEON BOULEVARD
                           CORAL GABLES, FLORIDA 33134
                                 (305) 441-7300
          -------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             1998 STOCK OPTION PLAN

--------------------------------------------------------------------------------

                               OSCAR BUSTILLO, JR.
                 PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                     REPUBLIC BANKING CORPORATION OF FLORIDA
                          2800 PONCE DE LEON BOULEVARD
                           CORAL GABLES, FLORIDA 33134

               ---------------------------------------------------
                     (Name and address of agent for service)

                                 (305) 774-5197
               ---------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                            ROBERT L. GROSSMAN, ESQ.
                            GREENBERG TRAURIG HOFFMAN
                          LIPOFF ROSEN & QUENTEL, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 579-0756

                               -------------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                   PROPOSED MAXIMUM            PROPOSED
           TITLE OF SECURITIES                AMOUNT TO BE          OFFERING PRICE         MAXIMUM AGGREGATE         AMOUNT OF
            TO BE REGISTERED                   REGISTERED            PER SHARE (1)         OFFERING PRICE(1)      REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK                                    1,000,000           $15.00-$16.656            $15,828,000            $4,669.26
  $.01 PAR VALUE......................           SHARES
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) on the basis of the (i) actual exercise price of $15.00 for an aggregate of 500,000 options to purchase Common Stock being registered, which have already been granted under the Republic Banking Corporation of Florida 1998 Stock Option Plan (the "Plan"), (ii) the average of the high and low price of a share of Common Stock as reported by the Nasdaq National Market on May 28, 1998, (which was $16.656 with respect to 500,000 shares of Common Stock subject to future grants of options under the Plan).

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

         (a) the Registrant's Registration Statement on Form S-1 (Reg. No. 333-41301) as amended, filed with the Commission on December 1, 1997;

         (b) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997;

         (c)      all other documents filed by the Registrant pursuant to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1997; and

         (d) The description of the Registrant's shares of Common Stock, $.01 par value, set forth or incorporated by reference into
                  Item 1 of the Registrant's Form 8-A Registration Statement (Reg. No. 000-23643) filed with the Commission on January 21, 1998.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under the Florida Business Corporation Act (the "FBCA") to indemnify its directors and officers to the extent provided in such statute. The Registrant's Articles provide that the Registrant may indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter. In general, Florida law permits a Florida corporation to indemnify its directors, officers, employees and agents, and persons serving at the corporation's request in such capacities for another enterprise against liabilities arising from conduct that such persons reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The Company has also entered into an agreement with each of its directors and certain of its officers wherein it has agreed to indemnify each of them.

         The provisions of the FBCA that authorize indemnification do not eliminate the duty of care of a director and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a

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

judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought from the Registrant, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification from the Registrant by any officer or director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

         See "Exhibit Index" on page II-4 below.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

         Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida on May 29, 1998.

                                      REPUBLIC BANKING CORPORATION OF FLORIDA

                                      By: /s/ OSCAR BUSTILLO JR.
                                         ---------------------------------------
                                      Name:  Oscar Bustillo, Jr.
                                      Title:  President, Chief Executive Officer
                                              and Director

         Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                    TITLE                                   DATE
              ---------                                    -----                                   ----
                                       Chairman of the Board                                   May __, 1998
-----------------------------------
           Roberto Isaias

         /s/ OSCAR BUSTILLO, JR.       Chief Executive Officer, President                      May 29, 1998
-----------------------------------
         Oscar Bustillo, Jr.           and Director

         /s/ BERNARDO M. ARGUDIN       Vice President, Chief Financial Officer, Principal      May 29, 1998
-----------------------------------    Accounting Officer and Director
         Bernardo M. Argudin

                                       Director                                                May __, 1998
-----------------------------------
            Jose P. Bared

          /s/ JOHN H. BLAKE            Director                                                May 29, 1998
-----------------------------------
            John H. Blake

                                       Director                                                May __, 1998
-----------------------------------
           Estefano Isaias

                                       Director                                                May __, 1998
-----------------------------------
           William Isaias

             /s/ MILTON H. LEHR        Director                                                May 29, 1998
-----------------------------------
           Milton H. Lehr

           /s/ FERNANDO TAMAYO         Director                                                May 29, 1998
-----------------------------------
           Fernando Tamayo

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

                                  EXHIBIT INDEX

       EXHIBIT
       NUMBER                                                     DESCRIPTION
       -------                                                    -----------
        3.1                Registrant's Amended and Restated Certificate of Incorporation(1)

        3.2                Registrant's Amended and Restated Bylaws(2)

        5.1                Opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A.

       10.1                1998 Stock Option Plan(3)

       23.1                Consent of Price Waterhouse LLP

       23.2                Consent of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A.
                           (contained in its opinion filed as Exhibit 5.1 hereto)

----------------------------

(1) Incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration Statement on Form S-1 (Reg. No. 333-41301), as amended, filed with the Commission on December 1, 1997 (the "Registration Statement").

(2) Incorporated by reference to Exhibit 3.2 filed with the Registrant's Registration Statement.

(3) Incorporated by reference to Exhibit 10.2, filed with the Registrant's Registration Statement.

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